EXHIBIT 10.1

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into on the 1st day of September 2003

AMONG:

DIVERSINET CORP., a corporation incorporated under the laws of the Province of Ontario (the “Purchaser”)

OF THE FIRST PART

- and -

CHARLES WALTON, MARK B. SIROONIAN and SCOTT LOWRY, each an individual,

and those additional persons listed on Schedule 1 that have delivered his or her power of attorney to either Messrs. Walton, Siroonian or Lowry

(individually a “Shareholder” and collectively the “Shareholders”)

OF THE SECOND PART

- and -

CARADAS, INC., a corporation incorporated under the laws of Delaware (the “Corporation”)

OF THE THIRD PART

WHEREAS the Shareholders are the registered holders of all of the issued and outstanding common shares, being 16,211,265 common shares in the capital of the Corporation, exclusive of an additional 25,000 common shares issuable under options as described in Section 2.0 (a) (iv) below.  (The common shares in the capital of the Corporation referred to above are sometimes herein referred to as the “Purchased Shares”);

AND WHEREAS the Shareholders have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Shareholders, subject to the terms and conditions herein contained, the Purchased Shares.

NOW THEREFORE WITNESSETH THAT each party hereto each in consideration of the execution of this Agreement by the other parties hereto, the covenants and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by all the parties hereto), the parties hereto covenant and agree as follows:

1.0

The parties hereto acknowledge, confirm and agree that the foregoing recitals are true.

1.0

On Closing (as defined in paragraph 9.9 herein), subject to the provisions of this Agreement, the Shareholders shall sell to the Purchaser and the Purchaser shall purchase from the Shareholders, effective as of the Closing, the Purchased Shares for consideration, as follows:

(a)

by issuance of one million, four hundred and seventeen thousand, five hundred (1,417,500) shares of Diversinet common stock (the “Diversinet Shares”) as follows:

(i)

200,000 Diversinet Shares (the “200,000 Diversinet Shares”) to those individual Shareholders as listed in Schedule 2.0 (a) (i), but subject to Section 2.0 (a) (iv).

Diversinet agrees to use its best efforts to include the 200,000 shares in the registration statement which Diversinet represents and warrants to the Shareholders was filed under the Securities Act (defined below) with the United States Securities and Exchange Commission (the “SEC”) on July 22, 2003 (“Pending Registration Statement”).  Notwithstanding the foregoing, if the SEC makes any comments to the Pending Registration Statement after the Closing which require Diversinet to amend the Pending Registration Statement in any respect, and subject to the Corporation having audited financial statements prepared for the inclusion in the Pending Registration Statement, Diversinet agrees to include in such amendment to be filed with the SEC, such changes as necessary to include such 200,000 Diversinet Shares in such Pending Registration Statement, as so amended.  In the event such inclusion of the 200,000 Registration Shares in the Pending Registration Statement is not possible despite Diversinet’s best efforts, these 200,000 Diversinet Shares shall be registered upon the next proposed Diversinet registration statement, to be filed with the SEC (“Subsequent Registration Statement”).  The provisions of Section 2.4 shall apply to any registration statement in which the 200,000 Diversinet Shares are included, whether an amendment to the Pending Registration Statement or a Subsequent Registration Statement.  Furthermore, the Purchaser will help on a best efforts basis in the private sale of the 200,000 Diversinet Shares;

(ii)

1,150,000 Diversinet Shares (the “1,150,000 Diversinet Shares” to those individual Shareholders as listed in Schedule 2.0 (a) (ii), but subject to Section 2.0 (a) (iv). The 1,150,000 Diversinet Shares shall not be registered with the SEC.  Furthermore the holders of the 1,150,000 Diversinet Shares will not be permitted to sell, transfer, convey or dispose of any of the Diversinet Shares, except as follows indicated in Section 2.2.

(iii)

67,500 Diversinet Shares (the “Broker Shares”) to Taher Elgamel.

(iv)

Remy de Tonnac (“de Tonnac”), a holder of options to purchase common shares in the capital of the Corporation, has communicated to the Corporation that he is exercising such options then including as Purchased Shares his Corporation common stock shares issued upon exercise of the options.  However, de Tonnac is presently inaccessible to execute and deliver (a) the document necessary to properly exercise such options, (b) a power of attorney to Mark B. Siroonian or Charles Walton for such designee to execute this Agreement on his behalf as a Shareholder, and (c) a share certificate representing de Tonnac’s Purchased Shares endorsed for transfer (the “Section 2.0 (a) (iv) Deliveries”).  If de Tonnac had properly exercised his Corporation option prior to or simultaneous with the execution of this Agreement by the Shareholders, in the transaction described herein he would have been allocated 2,079 Diversinet Shares consisting of 308 of the 200,000 Diversinet Shares and 1,771 of the 1,150,000 Diversinet Shares.  These 2,079 Diversinet Shares shall be deemed held in escrow by the Corporation’s counsel, Tarlow, Breed, Hart, Murphy & Rodgers, P.C., until such time as the escrow agent has received from de Tonnac the Section 2.0 (a) (iv) Deliveries and the designated attorney under his power of attorney has delivered to Purchaser a counterpart of this Agreement signed on behalf of de Tonnac as a Shareholder by his designated attorney (“Counterpart Agreement”).  Upon both (a) the escrow agent’s receipt of the Section 2.0 (a) (iv) Deliveries, and (b) the receipt by Purchaser of the Counterpart Agreement, the Purchaser shall cause a certificate evidencing such 1,650 Diversinet Shares to be delivered to de Tonnac and provide a copy to the escrow agent.  If the escrow agent has not received the Section 2.0 (a) (iv) Deliveries by September 22, 2003, the escrow agent shall notify Purchaser in writing, whereupon the 1,650 Diversinet Shares shall be issued to the remaining Shareholders pro rata to the sum of the number of remaining 200,000 Diversinet Shares and 1,150,000 Diversinet Shares issued to each respectively as listed in Schedule 2.0 (a) (i) and Schedule 2.0 (a) (ii).

(a)

by issuance of warrants (“Warrants”) convertible into two hundred thousand (200,000) shares of Diversinet common stock exercisable at US $2.45 to Charles Walton (100,000 shares) and Scott Lowry (100,000 shares) and in the form of warrant certificate as in Schedule 2.0 (b) (i).

2.1

Charles Walton and Scott Lowry will each enter into an employment contract with the Corporation in the form, as attached, in Schedule 2.1 - Employment Agreement.

a.1

For the 1,150,000 Diversinet Shares issued under Section 2.0 (a) (ii) and subject to U.S. and Canadian federal, state or provincial securities laws and all applicable transfer restrictions, and subject to the terms of this Agreement, the Shareholder will not be permitted to sell, transfer, convey or dispose of any of the 1,150,000 Diversinet Shares held by it, except in a private sale in accordance with the provisions of Section 8.1.2 (c), until and in that number as follows: (i) After the first (1st) anniversary of the Closing, upon which the Shareholders may sell, transfer, convey or dispose a maximum of eight and one third per cent (8.3%) of the number of shares held by the Shareholders on the Closing at such time and a maximum of eight and one third per cent (8.3%) of the number of shares held by it on the Closing on any given calendar month thereafter (to the extent permissible under the provisions of Rule 144, such percentage to increase incrementally in the event less than the maximum number of shares allowed to be sold under the foregoing were actually sold in any such calendar month) during the twelve (12) month period thereafter.  The entitlement to sell, transfer, convey or dispose of the 1,150,000 Diversinet Shares is referred to as a “Release” and the date of a Release the “Release Date”.

a.2

At the first Board meeting after Closing, Charles Walton will be appointed to the Diversinet Board of Directors to serve until the next annual shareholders meeting.  Until such meeting, the Purchaser agrees to provide Charles Walton with all materials, written or electronic, as and when such materials are provided to the members of the Diversinet Board of Directors.  The Purchaser agrees to nominate Charles Walton for election at the next annual shareholders meeting.

a.3

With respect to the Purchaser’s obligations with respect to the 200,000 Diversinet Shares, the Purchaser shall:

(i)

provide to the Principal Shareholders and its counsel prior to its filing or other submission, the amended Registration Statement (and each further amendment or supplement thereto and each request for acceleration of effectiveness thereof);

(ii)

promptly and in good faith respond to all SEC comments on the amended Registration Statement, and within two (2) business days of receipt of an indication from the SEC that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(iii)

use commercially reasonable efforts to have the amended Registration Statement including all 200,000 Diversinet Shares, declared effective as soon as practicable;

(iv)

prepare and file with the Commission such further amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing, (ii) the date on which the Purchaser may sell all the Shares then held by the Purchaser without volume limitations in accordance with subsection (k) of Rule 144 under the Securities Act (“Rule 144”);

(v)

file documents required of the Purchaser for blue sky clearance in states specified in writing by the Shareholder and that the costs associated with any such blue sky clearance will be borne by the Purchaser; provided, however, that the Purchaser shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented unless Shareholder pays the costs associated with such blue sky clearance;

(vi)

bear all expenses in connection with the procedures in paragraphs (i) through (viii) of this Section 2.4 and the registration of the 200,000 Diversinet Shares pursuant to the amended Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Shareholders, if any; and

(vii)

with a view to making available to the Shareholders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell the 200,000 Diversinet Shares to the public without registration, the Purchaser covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shareholder’s respective 200,000 Diversinet Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Shareholders’ Shares shall have been resold and (ii) file with the SEC in a timely manner all reports and other documents required of the SEC under the Securities Act and under the Exchange Act.

i.1

The Purchaser is a public company currently listed on the Over the Counter Bulletin Board (Symbol ‘DVNTF’), and, as such, there are certain regulatory requirements involved in the issuance of the Diversinet Shares, Warrants and Diversinet shares upon the conversion of the Warrants, including, but not limited to the following representations, warranties, covenants and acknowledgements:

(a)

No Distribution; Investment Intent.  Notwithstanding Section 2.2 of this Agreement, the Shareholders hereby represent and warrant to the Purchaser (and acknowledge the Purchaser is relying upon such representations and warranties) that: (i) the Shareholders are acquiring the Diversinet Shares, Warrants and the Diversinet shares issuable upon conversion of the Warrants for their own account for investment purposes only and not with a view to or for resale in connection with any distribution of the Warrants or the Diversinet Shares, whether directly or indirectly, in whole or in part; (ii) the Shareholders have not offered or sold, and do not have any agreement or arrangement to offer or sell, all or any portion of the Warrants or the Diversinet Shares; and (iii) the Shareholders have no present intention of dividing the Warrants or the Diversinet Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrants or the Diversinet Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

(b)

No Registration.  The Shareholders understand and acknowledge that neither the Diversinet Shares, Warrants nor the Diversinet shares issuable upon conversion of the Warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to the Shareholder in reliance upon an exemption from the Securities Act including, but not limited to, applicable exemptions under Section 4(2), and/or Regulation D of the Securities Act, and that the Purchaser’s reliance upon such exemptions is predicated on the Vendor’s representations and warranties set forth in this Agreement.  The Shareholders understand and acknowledge that they must hold the Diversinet Shares for an indefinite period of time, and agree that they will do so, unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available at that time and, if the Purchaser so requests, the Purchaser receives a legal opinion in a form reasonably acceptable to the Purchaser, to the effect that such sale or other transfer is exempt from registration under the Securities Act.  Each Shareholder understands and acknowledges that the Diversinet Shares, Warrants and Diversinet shares issuable upon the conversion of the Warrants may never be registered under the Securities Act.

(a)

Piggyback.  The Purchaser will use its best efforts to include the Diversinet Shares received by the Shareholders in the Subsequent Registration Statement under the Securities Act in accordance with the provisions set forth in Section 2.4.

(b)

Additional Transfer Restrictions.  The Shareholders understand and agree that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to their purchase of the Diversinet Shares, Warrants and the Diversinet shares issuable upon conversion of the Warrants and any resale, pledge, hypothecation, transfer or other disposition of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants:

(i)

The following legend reflecting all applicable restrictions will be placed on any certificate(s) evidencing the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants and the Vendors must comply with the terms and conditions set forth in such legends prior to any resale, pledge, hypothecation, transfer or other disposition of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS ARE LEGALLY REQUIRED FOR SUCH TRANSFER”

(ii)

Stop transfer instructions have been or will be placed on any certificates evidencing the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

(iii)

A certificate shall not bear such legend, or such legend shall be promptly removed, if in the opinion of counsel reasonably satisfactory to the Purchaser the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws or the Shareholder provides the Purchaser with a certificate that such Shareholder satisfies all the requirements of Rule 144 (k).  Each certificate for the Diversinet Shares transferred shall bear the legend set forth in Section 2.5(d)(i) above, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or pursuant to an effective registration statement, or (ii) an opinion of counsel reasonably satisfactory to the Purchaser to the effect that any proposed transfer of the Diversinet Shares may be effected without registration under the Securities Act and any applicable state securities laws and that the transferee and any subsequent transferee (other than an affiliate of the Purchaser) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

i.1

The Corporation, the Purchaser and the Principal Shareholders agree that two tax returns will be prepared for the Corporation with respect to calendar year 2003, one for the period commencing January 1, 2003 and ending on the date prior to the date of Closing (the “Subchapter S Stub Year”), and one for the period commencing on the date of Closing and ending on December 31, 2003 (the “Post-Closing Stub Year”).  It is agreed that, notwithstanding the consummation of the transaction described in this Agreement or any other provision contained in this Agreement, the Principle Shareholders and Scott Lowry shall have sole and exclusive control and responsibility to cause the preparation, by independent certified public accountant G. T. Reilly & Company, of the United States Federal and state(s) tax returns for the Corporation for the Subchapter S Stub Year, at Purchaser’s cost, and only the Principle Shareholders shall have authority on behalf of the Corporation to sign such tax returns with respect to the Subchapter S Stub Year.  It is agreed that only Purchaser and persons designated by Purchaser shall have sole and exclusive control and responsibility to cause the preparation by an independent certified public accountant selected by Purchaser of all tax returns for the Post-Closing Stub Year, and only those persons designated by Purchaser shall have authority on behalf of the Corporation to sign such tax returns with respect to the Post-Closing Stub Year.

3.0  SHAREHOLDER REPRESENTATIONS AND WARRANTIES

Each such Shareholder represents and warrants to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) that

.1

Each such Shareholder beneficially owns and controls and has good and marketable title to the Purchased Shares registered in such Shareholder’s name free and clear of any and all mortgages, charges, liens, pledges, encumbrances, demands, security interest or claims of others (collectively the “Liens”) and has the absolute right, power and authority to sell, transfer and assign the said Purchased Shares to the Purchaser in accordance with the terms and conditions herein contained.

Furthermore, each of Charles Walton, Mark B. Siroonian and Scott Lowry, being the sole Shareholders who each own or have options to own more than 600,000 of the Corporation’s common stock just prior to the Closing, shall make the following additional representations and warranties, each being made to his knowledge and belief, to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) that

.2

No Shareholder is aware of any injunctions, judgments, orders, legal actions, or similar proceedings, either threatened, pending or outstanding, against or relating to the Purchased Shares or such Shareholder which would or could affect or prohibit the completion by any Vendors of the transactions contemplated hereby.

.3

There are no actions, suits, claims, complaints, judgments, injunctions, orders, awards, executions or legal, administrative, arbitrations or similar proceedings, governmental investigations, or other proceedings pending or threatened against or affecting the Shareholder at law or in equity or before any federal, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign which would or could affect or prohibit the completion by such Shareholder of the transactions contemplated hereby.

.4

No party other than the Purchaser under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Shareholder of the Purchased Shares.

.5

The execution, delivery and performance of this Agreement and all other agreements and documents required to be executed, issued or delivered by the Shareholder hereunder is not in contravention of any of the terms of any indenture, trust deed, bond, mortgage, charge, debenture, agreement or undertaking to which the Shareholder is a party or by which the Shareholder is bound.

.6

No Shareholder is insolvent, nor has any Shareholder committed an act of bankruptcy nor made an assignment in favour of or made a proposal in bankruptcy to his creditors or any class thereof nor had any petition for a receiving order presented in respect of him.  No Shareholder has initiated proceedings with respect to a compromise or arrangement with his creditors that would reasonably be expected to affect or delay the transactions contemplated hereby.  No receiver has been appointed in respect of any Shareholder, no encumbrancer has taken possession of any of his property and no execution or distress has been levied upon any of any Vendor’s property, including but not limited to the Purchased Shares.

.7

Each Shareholder is able to bear the economic risks of this investment, including being able to  and, consequently, without limiting the generality of the foregoing, is able to hold, either prior to or upon conversion of the Warrants, the Diversinet Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Purchaser in the event such loss should occur.

.8

Each Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Purchaser and of protecting its interests in connection with such an investment.  Each Shareholder recognizes that the investment in the Purchaser involves a high degree of risk and the undersigned may lose the entire investment in the Purchaser.

.9

Prior to the execution hereof, the Purchaser has provided each Shareholder with information about the Purchaser and with reasonable and sufficient opportunity to ask questions of and receive answers from the Purchaser and persons acting on behalf of the Purchaser concerning all matters affecting the Purchaser.  Each Shareholder has made his decision to enter into this Agreement and to consummate the transactions contemplated hereby without relying upon any express or implied representations or warranties from the Purchaser or others, except as set forth in this Agreement.  Without in any way limiting the generality of the foregoing, each Shareholder hereby acknowledges that neither the Purchaser, nor any other person (whether or not a party hereto) makes any representation or warranty of any kind concerning the future financial performance of the Purchaser, or the value of the Diversinet Shares, Warrants or the Diversinet shares issuable upon conversion of the Warrants received by the Shareholders as consideration pursuant to this Agreement.

FURTHER REPRESENTATIONS AND WARRANTIES

4.0

Attached hereto is a disclosure schedule made up of various schedules numbered to correspond to the numbering of subsections in this Section 4.0 (the “Corporation Disclosure Schedule”).  Any matter disclosed in the Corporation Disclosure Schedule shall serve as a disclosure in respect of all of the representations and warranties of Corporation or the Principal Shareholders (as defined below) in this Agreement notwithstanding that reference has, for the sake of convenience, been made in some instances to particular representations and warranties.  Subject to the disclosures set forth in the Corporation Disclosure Schedule, each of Charles S. Walton, Jr. and Mark B. Siroonian (the “Principal Shareholders”) represent and warrant to the Purchaser (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.1 herein) to his knowledge and belief (for the purposes of this Agreement, “his knowledge and belief” shall mean the actual knowledge of Charles S. Walton, Jr. and Mark B. Siroonian and each of the representations set forth in any of the following provisions of this Section 4.0 is so qualified even though in the specific provision below it does not repeatedly recite “to his knowledge and belief”) that:

(a)

All material financial transactions of the Corporation have been properly recorded in its books and records and which are current and complete in all material respects.

(b)

The annual internally prepared, unaudited financial statements of the Corporation for the years ending December 31, 2002 and 2001 prepared by the Corporation (the “Annual Statements”) and the interim financial statements of the Corporation for the period ended June 30, 2003 (the “Interim Statements”), a copy of which is attached hereto as Schedule 4.0(b)(1), accurately and completely in all material respects set forth the assets, liabilities, financial position and the results of the operation of the Corporation on the dates and for the periods referred to therein, and discloses the accrued and known contingent liabilities of the Corporation including, without limitation, all accrued and known contingent liabilities on account of income, sales, excise and other taxes other than those in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Corporation (a “Material Adverse Effect”).  Except as set forth in the Annual Statements and the Interim Statements or incurred since June 30, 2003 in the ordinary course of business, the Corporation has no known liabilities or obligations which would have a Material Adverse Effect.  The accounts receivable set out in Schedule 4.0(b)(2) hereto reflect those outstanding to the Corporation as of the Closing (“Accounts Receivable”), are valid and, to the Principal Shareholder’s knowledge and belief, collectible at the aggregate recorded amounts thereof (without defence, counterclaim or set off).  The Annual Statements and the Interim Statements have been prepared internally by the Corporation and in accordance with US generally accepted accounting principles (“GAAP”) consistently applied (except as noted therein) (it being understood and agreed that US GAAP shall be interpreted for all purposes of this Agreement in a light most favourable to the Corporation, as of the time such Annual Statements or Interim Statements, as the case may be, were prepared).  Purchaser has reviewed the Annual Statements and Interim Statements and Purchaser understands and agrees that the Annual Statements and Interim Statements are unaudited and that upon any post-closing audit that Purchaser may have performed, there may be the necessity or recommendation to restate or recharacterize certain of the assets, liabilities, financial position and/or results of operation of the Corporation, and notwithstanding, absent Purchaser establishing fraud by the Corporation or the Principal Shareholders in the preparation of the Annual Statements and/or the Interim Statements, Purchaser shall have no claim under Section 8.0 or otherwise against any Shareholder resulting therefrom.

(c)

The Corporation maintains such policies of insurance issued by responsible insurers as are appropriate to the Corporation; all such policies of insurance are in full force and effect and the Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy.  A list of the policies of insurance maintained by the Corporation is attached hereto as Schedule 4.0(c) (“Insurance Policies”).  The Insurance Policies include a general liability insurance policy for acts and omissions of the Corporation prior to the date of Closing (the “Corporation General Liability Policy”).

(d)

The Corporation beneficially owns and controls and has good and marketable title to the assets shown or reflected on the Annual Statements and the Interim Statements (save such as have been disposed of in the ordinary course of business since the date thereof or those which the failure to have title to would not have a Material Adverse Effect) and to all other assets acquired since the date thereof free and clear of any and all Liens save and except for those Liens set out in Schedule 4.0(d) attached hereto (“Liens”).

(e)

No person, firm or corporation has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of any of the Corporation’s assets other than in the normal course of business.

(f)

The authorized capital stock of the Corporation consists of 20,000,000 shares of common stock, $0.001 par value per share, of which 16,211,265 shares are issued and outstanding in the names of the Shareholders and, subject to Section 2.0 (a) (iv), constitute the Purchased Shares.  All of the Purchased Shares are validly issued, fully paid and non-assessable.  Except as described in Section 2.0 (a) (iv), no person, firm or corporation has any written or oral agreement, option, warrant, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of any shares or other securities in the capital of the Corporation.  Except as described in Section 2.0 (a) (iv), there is, and on the Closing there will be, no agreement, restriction or encumbrance with respect to the purchase, sale or voting of any of the Purchase Shares.

(g)

The assets set out in the Annual Statements and the Interim Statements and all assets leased by the Corporation are adequate for the conduct of the Corporation as it is usually conducted.  The trade names, registered trade marks, registered patents and registered copyrights used in whole or in part in the Corporation are listed in Schedule 4.0(g)) (“Intellectual Property”), exclusive of those that, were the Corporation to cease so using, would not have a Material Adverse Effect.  The Corporation has not received any communication indicating that the Corporation is not entitled to use and own any of the Intellectual Property.  The conduct of the Corporation and the use of the trade names as aforesaid do not infringe upon the patents, trade marks, trade names, or copyright, domestic or foreign, of any other person, firm or corporation.

(h)

(A)

The Corporation possesses adequate licenses or other rights to use all of the computer software which is not owned by the Corporation and which is used in whole or in part for the Corporation (the “Licensed Software”).  Other than with respect to the Licensed Software, all of the software object codes used currently in whole or in part for the Corporation (the “Owned Software”) are owned by the Corporation.  The intellectual property described in Schedule 4.0(g) together with the Licensed Software constitutes all of the intellectual property which is used in the Corporation other than such other intellectual property which, if the Corporation ceased using same, would not have a Material Adverse Effect.  The Licensed Software is in machine-readable form, contains, to the Principal Shareholders’ knowledge, current revisions of such software as delivered to the Corporation by the licensor thereof and includes all object codes, computer programs, magnetic media and documentation related to such software which is used or currently required by the Corporation for use in its business.  None of the licenses for the Licensed Software will be adversely affected by a change of ownership of shares in the capital of the Corporation or requires the prior approval of any transfer or assignment by the Licensor to remain in force or effect, other than those licenses which, if terminated, would not have a Material Adverse Effect.

(B)

Each employee or independent contractor of the Corporation or independent contractor during his or her period of engagement by the Corporation has assigned to the Corporation such employee’s or independent contractor’s right, title and interest in and to the intellectual property developed by such person.  No employee or independent contractor has developed or assisted in (i) the enhancement of the Owned Software other than enhancements included in the Owned Software or (ii) the development of any program or product based solely upon the Owned Software or any part thereof which is not included in the Owned Software and would constitute a copyright infringement of the Owned Software.

(C)

No employee of the Corporation is in default under any term of any employment contract, or non-competition arrangement with the Corporation, or any other contract or any restrictive covenant of a similar nature between the Corporation and the employees relating in any way to the Owned Software.  The Owned Software was developed by either independent contractors hired by the Corporation or employees of the Corporation during the time they were employees of the Corporation and all such work is owned by the Corporation.  Any Owned Software developed by the Corporation’s employees does not include any inventions of the employees made prior to the time such employees became employees of the Corporation nor any intellectual property of any previous employer of such employee and all Owned Software constitutes a work specifically ordered or commissioned by the Corporation and the Corporation is and always has been considered for all purposes the owner of all rights therein, including copyright.

(D)

The Corporation’s development, use, sale or exploitation of the Licensed Software complies in all material respects with the licensing agreements under which the Corporation is granted use of the Licensed Software, other than such non-compliance as would not have a Material Adverse Effect and, with respect to the Owned Software, the Corporation has not received any communication alleging a violation of any rights of any other person or entity with interest in the Owned Software except as set forth in Schedule 4.0(h)(D) (“Third-Party Rights in Owned Software”).  Except as set forth in Schedule 4.0(h)(D) and except for payments to its independent contractors and employees in the ordinary course of business, the Corporation does not have any obligation to compensate any person for the development, use, sale or exploitation of the Owned Software nor has the Corporation granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Owned Software, whether requiring the payment of royalties or not, except for customers of the Corporation .

(E)

The source code for the Owned Software is afforded limited access by authorized personnel only.  In addition, a copy of such source code is kept off-site for security.

(i)

The assets and the conduct of the Corporation comply, and have at all times complied, in all material respects with all applicable laws, rules, regulations, permits, licenses, qualifications, judgments and orders, including, without limitation, all environmental, employment and labour and securities laws, rules and regulations other than such non-compliance which would not have a Material Adverse Effect, and the Corporation has obtained all governmental approvals in connection therewith other than those which the failure to so obtain would not have a Material Adverse Effect.  The Corporation holds all material licences, permits and authorizations requisite for and applicable to the conduct of the Corporation other than those which the failure to so obtain would not have a Material Adverse Effect.

(j)

The Corporation is not a party to any lease or agreement in the nature of a lease relating to real or immovable property or personal or movable property under which annual aggregate monetary obligations exceed US $10,000 each, as lessor or lessee save and except for those leases set out in Schedule 4.0(j) attached hereto (“Leased Property”).  The only obligations of the Corporation with respect to Leased Property that have been personally guaranteed by the Principal Shareholders are listed on Schedule 4.0(j) (the “Leased Property Personal Guarantees”).

All of the leases referred to in Section 4.0(j) are in good standing and in full force and effect, unamended, and no breach of any term has occurred on the part of the Corporation which would have a Material Adverse Effect, nor has any event occurred upon which notice or the lapse of time or both could constitute a default.

(k)

Since the date of the Interim Statements, no payments have been authorized, paid or are payable to the officers, directors or employees of the Corporation, except in the ordinary course of business at the then prevailing rates of remuneration, and no bonus or increase in remuneration has been authorized or become effective, except for bonuses and increases in the ordinary course of business and in an amount consistent with past practice and except for commission payable in the amount and to the persons named in Schedule 4.0(k) (“Commissions Payable”).  All such payments, bonus and increases in remuneration are accurately disclosed in the books and records of the Corporation.

(a)

Except as set forth in Schedule 4.0(l) attached hereto or as required by applicable law, the Corporation is not a party to any written employment agreement and there is no verbal agreement for the employment of any officer, or employee which cannot be terminated on reasonable notice.  A list of the all employees of the Corporation, their respective positions and remuneration is set out in Schedule 4.0(l) hereto (“Employee List”).  The Corporation maintains and/or contributes to all plans, programs, policies, agreements and other arrangements with respect to the compensation, termination, benefits or other employee matters (“Plans”) as legally required, and all of the Plans currently maintained by the Corporation are set forth on Schedule 4.0(l) hereto.

(m)

The Corporation is not in arrears or in default in respect of the filing of any required federal, state, municipal or any other level of government tax or other return (a “Return”) and at each of such times all taxes, filing fees and other assessments, reassessments and all other taxes, governmental charges, penalties, interest and fines due and payable or collectable from the Corporation shall have been paid or collected no claim for additional taxes, filing fees or other amounts and assessments has been made which has not been paid and there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Return by or the payment of any tax, governmental charge or deficiency against the Corporation.  The Corporation has withheld from each payment to any employee the amount of all taxes (including, but without limiting the generality of the foregoing, income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

(n)

Save and except as set out in Schedule 4.0(n), there are no suits, actions, disputes, claims, litigation, arbitration, legal, administrative or other proceedings or governmental investigation including appeals and applications for review at law or in equity or before any court or any federal, provincial, municipal or other governmental department, commission, tribunal, board, agency or arbitrator in progress, pending, threatened or anticipated against the Corporation involving potential liability to the Corporation of more than US $25,000.  To the Principal Shareholders’ knowledge, there are no existing grounds on which any further action, suit or proceeding might be commenced with any reasonable likelihood of success.

(o)

The Corporation is not subject to any judgment, order or outstanding decree or ruling of any court or governmental authority or other body might adversely affect the business, affairs or prospects, financial or other of the Corporation, and which result in any restrictions in the conduct of the Corporation, contractual or other, out of the ordinary course of business.

(p)

The Corporation is not in violation of or in default under its charter or any by-law or any material mortgage, lease, license, permit, instrument, agreement, judgment, decree, order or any statute, rule or regulation affecting it.  The execution, delivery and performance of this Agreement and the completion of the transaction contemplated herein will not result in any violation of or default under any of the foregoing or create a conflict therewith and none of the foregoing provides for termination, variation or penalty by reason of any change in the ownership of the Corporation.

(q)

Save for the contracts, outstanding contracts and quotations, and sales orders on hand which are active and incomplete and have remaining performance required by the Corporation having a value of at least US $25,000.00 each (collectively called “Contracts”) listed in Schedule 4.0(q) attached hereto, the Corporation is to the Principal Shareholder’s knowledge and belief, not a party to or bound by any presently existing material, oral or written, unperformed contract or commitment having a value of or giving rise to a liability of more than twenty-five thousand US dollars (US $25,000).  The Contracts listed in Schedule 4.0(q) hereto are all in full force and effect unamended and no default exists in respect thereof on the part of the Corporation which could have a Material Adverse Effect.

(r)

The Corporation has not guaranteed or authorized the guarantee of any indebtedness or obligations of any kind other than as disclosed in the Annual Statements and the Interim Statements.  No obligations of the Corporation are personally guaranteed by the Principle Shareholders other than those obligations referred to in the Leased Property Personal Guarantees and the additional Corporation indebtedness or obligations set forth on Schedule 4.0(r) (collectively with the Leased Property Personal Guarantees, the “Principal Shareholders Personal Guarantees”).

(s)

Since the date of the Interim Statements:

(A)

the Corporation has not transferred, assigned, sold or otherwise disposed of any of the assets shown in the Interim Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

(B)

the Corporation has not incurred or assumed any obligation or liability (fixed or contingent) except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

(C)

the Corporation has not mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the assets or property whether tangible or intangible of the Corporation;

(D)

the Corporation has not authorized or agreed or otherwise have become committed to do any of the foregoing; and

(E)

the Corporation has been carried on in the normal course of business.

(t)

Absence of Changes.  Since the date of the Interim Statements there have not been:

(A)

any changes in the condition or operations of the Corporation, its assets or financial condition other than changes in the ordinary and normal course of business, none of which has had a Material Adverse Effect; or

(B)

any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the assets, properties or future prospects of the Corporation.

(u)

The Corporation is not a party to any franchise agreement or agreement in the nature of a franchise agreement relating to any franchise as franchiser or franchisee.

(v)

The Corporation has made or obtained all necessary consents, authorizations, approvals, orders, filings and notifications necessary in connection with the execution, delivery and performance by the Corporation of this Agreement, other than those which the failure to make or obtain would not have a Material Adverse Effect.

(w)

The Corporation will have a minimum working capital, being cash plus collectible accounts receivables less revolving line of credit, accounts payable, payroll, taxes payable, due to related parties, loan from stockholder and accrued and deferred liabilities of not less than US $300,000 at the Closing.

(x)

The Corporation is a corporation incorporated, organized and in good standing under the laws of the State of Delaware.  The Corporation has the full corporate power and authority to carry on its business and to own, lease and operate its assets and business as now carried on and owned, leased and operated by it.

(y)

All necessary corporate action on the part of the Corporation has been or will be taken on or before Closing to authorize the execution of this Agreement and the completion of the transactions contemplated hereby.

(a)

This Agreement constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

PURCHASER REPRESENTATIONS AND WARRANTIES

1.0

Attached hereto is a disclosure schedule made up of various schedules numbered to correspond to the numbering of subsections in this Section 5.0 (the “Purchaser Disclosure Schedule”).  Any matter disclosed in the Purchaser Disclosure Schedule shall serve as a disclosure in respect of all of the representations and warranties of the Corporation in this Agreement notwithstanding that reference has, for the sake of convenience, been made in some instances to particular representations and warranties.  Subject to the disclosures set forth in the Purchaser Disclosure Schedule the Purchaser represents and warrants to the Shareholders (which representations and warranties shall survive Closing and shall remain in full force and effect thereafter for the periods set out in paragraph 8.2 herein) that:

1.1

The Purchaser is a corporation incorporated, organized and in good standing under the laws of the Province of Ontario.  Each of the Purchaser and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a material adverse effect.  The Purchaser has the full corporate power and authority to carry on its business and to own, lease and operate its assets and business as now carried on and owned, leased and operated by it.

1.2

All necessary corporate action on the part of the Purchaser has been or will be taken on or before Closing to authorize the execution of this Agreement and the completion of the transactions contemplated hereby.

1.3

This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

1.4

Sufficient shares of authorized but unissued common stock, no par value per share of Purchaser (the “Diversinet Common Stock”) have been reserved by appropriate corporate action in connection with the issuance of the Diversinet Shares, and the Diversinet Common Stock issuable upon exercise of the Warrants (collectively, the “Purchaser Shares”).  The issuance of the Purchaser Shares is not subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is otherwise bound. The Diversinet Shares and upon exercise of the Warrants, the Diversinet shares delivered to the Shareholder thereunder shall be duly authorized, fully paid and non-assessable.  Upon exercise of the Warrants the Shareholders will be the registered owner of the Diversinet shares delivered to the Shareholders thereunder.  The Diversinet Shares and the Diversinet shares to be issued to the Shareholders pursuant to exercise of the Warrants, shall be free and clear of all Liens of the Purchaser or the Purchaser’s creditors.

1.5

Purchaser has a total authorized capitalization consisting of:  unlimited shares of Diversinet Common Stock, 9,625,444 shares of which are issued or outstanding, an additional 1,163,758 shares of which are issuable upon exercise of outstanding warrants to purchase Diversinet Common Stock, an additional 602,501 shares of which are issuable upon exercise of outstanding options to purchase Diversinet Common Stock (collectively, the “Outstanding Diversinet Securities”).  There are no other outstanding subscriptions, warrants, options, convertible securities, or other rights to purchase or otherwise acquire equity securities of the Purchaser (collectively with the Outstanding Diversinet Securities, the “Capital Stock”). All of the Outstanding Diversinet Securities have been duly authorized, are validly issued and are fully paid and nonassessable.

1.6

The Purchaser has not committed an act of bankruptcy nor made an assignment in favour of its creditors nor made a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it.  The Purchaser has not initiated proceedings with respect to a compromise or arrangement with its creditors nor initiated any proceedings for its winding up, liquidation or dissolution.  No receiver has been appointed in respect of the Purchaser or any of the assets or shares of the Purchaser and no execution or distress has been levied upon any of the assets or shares.

1.7

There are no injunctions, judgments, orders, legal actions, or similar proceedings, either threatened, pending or outstanding, against or relating to the Diversinet Shares or the Warrants or the Purchaser which would or could affect or prohibit the completion by the Purchaser of the transactions contemplated hereby.

1.8

There are no actions, suits, claims, complaints, judgments, injunctions, orders, awards, executions or legal, administrative, arbitrations or similar proceedings, governmental investigations, or other proceedings pending or threatened against or affecting the Purchaser at law or in equity or before any federal, provincial, municipal or other government department, commission, board, bureau, agency or instrumentality, domestic or foreign which would or could affect or prohibit the completion by the Purchaser of the transactions contemplated hereby.

1.9

The execution, delivery and performance of this Agreement and all other agreements and documents required to be executed, issued or delivered by the Purchaser hereunder are not (i) contrary to the certificate of incorporation or by-laws of Purchaser, (ii) in contravention of any of the terms of any indenture, trust deed, bond, mortgage, charge, debenture, agreement or undertaking to which the Purchaser is a party or by which the Purchaser or its assets are bound, (iii) does not now and will not as a result of the passage of time result in a violation or breach of, or constitute a default under, any term or provision of judgment, decree, regulation, law, or any other restriction to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound, (iv) will  not result in the creation of any lien or other charge upon any assets of Purchaser, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound.   Except as disclosed on Schedule 5.9 (the “Purchaser Consents”), no license, consent, approval, order, authorization, report, registration or declaration of or filing with any person or entity is required in connection with the execution and delivery of this Agreement, the Employment Agreements by Purchaser, or the consummation of any of the transactions contemplated by this Agreement or the documents to be delivered by Purchaser in connection with this Agreement.

1.10

The Purchaser has filed all forms, reports and documents required to be filed with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Reports”).  The Purchaser has delivered to the Principal Shareholders a true and complete copy of the SEC Reports for the period from November 1, 2001 through the Closing, including all exhibits and schedules thereto.  Furthermore the Principal Shareholders have had access to all of the SEC Reports through the Edgar website at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany. The SEC Reports: (i) were prepared in accordance, and complied as of their respective dates, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any known untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.11

The Purchaser has delivered to the Corporation as part of the SEC Reports, the Purchaser’s balance sheets and the related statements of operations, retained earnings, income, cash flows, notes and schedules for various periods set forth therein, including but not limited to for the years ended October 31, 2001 and October 31, 2002, all audited by KPMG LLP (collectively, the “Purchaser Financial Statements”).  The Purchaser Financial Statements fairly present the assets, financial position, liabilities, and results of operations of Purchaser as of the respective dates and for the respective periods stated therein; and have been prepared pursuant to and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) consistently applied and are consistent with the books and records of the Purchaser.  Canadian GAAP conform in all material respects with United States GAAP except as described in Note 15 to the Purchaser Financial Statements for the year ended October 31, 2002.  Purchaser has delivered to the Corporation copies of the internally prepared and unaudited balance sheets and the related statement of operations, retained earnings, income and cash flows monthly and cumulative for the period of November 1, 2002 through April 30, 2003, prepared by Purchaser in the ordinary course of business and reviewed by KPMG LLP, and the internally prepared, unaudited income statements  for the 2-month period of May 1, 2003 through June 30, 2003 and the balance sheet as of June 30, 2003, prepared by Purchaser in the ordinary course of business (collectively, the “Purchaser Interim Statements”).  The Purchaser Interim Statements fairly present in accordance with Canadian GAAP the assets, financial position, liabilities, and results of operations of Purchaser as of the respective dates and for the respective periods stated above; and have been prepared pursuant to and in accordance with Canadian GAAP consistently applied and are consistent with the books and records of the Purchaser, subject to usual and customary year end adjustments and audit adjustments consistent with past practice.  Purchaser has no known liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due, material, other than those which (i) are reflected or reserved against in the Purchaser Financial Statements or the Purchaser Interim Statements, or (ii) arose in the ordinary course of business since April 30, 2003, or (iii) are disclosed in Schedule 5.11.  Purchaser is as of the Closing, financially solvent and able to meet its financial obligations as and when they mature.

5.12

Subject to the accuracy of the representations and warranties of the Shareholders contained herein and the Shareholders having not represented that they are an “Accredited Investor” within the meaning of Rule 501(a) under the Securities Act, the issuance of the Purchaser Shares to the Shareholders hereunder is (i) exempt from the registration and prospectus delivery requirements of the Securities Act, and (ii) in compliance with all applicable securities laws.

5.13

Since April 30, 2003, except as identified and described in Schedule 5.13, there has not been: (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Purchaser from that reflected in the Purchaser Interim Statements, except for changes in the ordinary course of business which have not and could not reasonable be expected to have a material adverse effect (“Diversinet Material Adverse Effect”), individually or in the aggregate; (b) any declaration or payment of any distribution, on any of the capital stock of the Purchaser, or any redemption or repurchase of any Outstanding Diversinet Securities; (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Purchaser or its subsidiaries; or (d) any waiver, not in the ordinary course of business, by the Purchaser or any subsidiary of a material right or of a material debt owed to it.

5.14

For purposes of this Section 5.14, “Purchaser Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).

(a) All Purchaser Intellectual Property owned or used by Purchaser is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Purchaser Intellectual Property which is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been knowingly or is now involved in any cancellation, dispute or litigation, and, to the Purchaser’s knowledge, no such action is threatened.  No patent of the Purchaser or its subsidiaries has been involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Purchaser Intellectual Property which are necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Purchaser or any subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Purchaser or its subsidiaries that are parties thereto and, to the Purchaser’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Purchaser or any of its subsidiaries under any such License Agreement, except for those which would not have a Material Adverse Effect.

(c) The Purchaser and its subsidiaries own or have the valid right to use all of the Purchaser Intellectual Property necessary for the conduct of the Purchser’s and each of its subsidiaries’ businesses substantially as currently conducted and for the ownership, maintenance and operation of the Purchaser’s and its subsidiaries’ properties and assets.

(d) The Purchaser and its subsidiaries own the Purchaser Intellectual Property that is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Purchaser Intellectual Property, other than licenses entered into in the ordinary course of the Purchaser’s and its subsidiaries’ businesses. The Purchaser and its subsidiaries have a valid and enforceable right to use all other Purchaser Intellectual Property used or held for use in the respective businesses of the Purchaser and its subsidiaries. The Purchaser and its subsidiaries have the right to use all of the owned and licensed Purchaser Intellectual Property which is necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

(e) To the Purchaser’s knowledge, the conduct of the Purchaser’s and its subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any trademark, copyright, patent, trade secrets or other intellectual property rights of any third party, and, to the Purchaser’s knowledge, the Purchaser Intellectual Property rights of the Purchaser and its subsidiaries which are necessary for the conduct of Purchaser’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Purchaser’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Purchaser Intellectual Property of the Purchaser and its subsidiaries and the Purchaser’s and its subsidiaries’ use of any intellectual property owned by a third party, and, to the Purchaser’s knowledge, there is no valid basis for the same.

5.15.

Except for existing agreements with the Purchaser’s investment bankers, Purchaser has not engaged any broker, finder or advisor in regard to this Agreement or the acquisition of the Purchased Shares.

5.16

The Purchaser covenants and agrees to maintain for not less than three years after the Closing, the Corporation General Liability Policy, at the Purchaser’s sole cost and expense, or a comparable policy, insuring the Corporation and, as an additional insured, the Purchaser, for the acts and omissions of  the Corporation prior to the date of Closing.

6.0

Conditions precedent to the performance by the Purchaser of its obligations under this Agreement:

6.1

The obligation of the Purchaser to complete the purchase of the Purchased Shares shall be subject to the satisfaction of, or compliance with, at or before Closing, of each of the following conditions precedent each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser, the compliance with which may be waived in whole or in part only by the Purchaser in its discretion and on such terms as it may consider appropriate:

()

All representations and warranties and covenants made by each Shareholder in this Agreement shall be true on and as of Closing.

()

All documents relating to the authorization and completion of the purchase and sale hereunder of the Purchased Shares and all actions and procedures taken on or prior to Closing in connection with the performance by the Shareholders and the Corporation of their obligations under this Agreement shall be satisfactory to the Purchaser and to the Purchaser’s counsel and the Purchaser shall have received copies of all such documents and such further evidence as it may reasonably require in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance to these conditions, in form (as to certification or otherwise) and substance satisfactory to the Purchaser and to the Purchaser’s counsel including without limitation all necessary conveyances, assurances, transfers, assignments and consents, and any other documents necessary or reasonably required to effectively transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Liens whatsoever.

()

The Shareholders shall deliver to the Purchaser:

i.

share certificates representing the Purchased Shares endorsed for transfer;

ii.

minute book transfers of the Purchased Shares;

iii.

a resolution of the directors of the Corporation approving the sale of the Purchased Shares to the Purchaser on the terms and conditions described herein;

iv.

a certificate of the Secretary of the Corporation as to the incumbency of the officer executing this Agreement on behalf of the Corporation, with a copy (certified by the Secretary of the State of Delaware) of the Certificate of Incorporation, as amended to the Closing, and a copy (certified as of the Closing by the Secretary of the Corporation) of the Bylaws and the resolutions referred to in clause (iii);

v.

immediately after the execution and delivery of the resolution referred to in subparagraph (c)(iii) above, the Shareholders shall cause their nominees who are directors and officers of the Corporation to tender their resignations as officers and directors of the Corporation;

vi.

a certificate of good standing for the Corporation in the State of Delaware as of a reasonably recent date;

vii.

a legal opinion of counsel to the Corporation, the Principal Shareholders and Scott Lowry, in form satisfactory to the Purchaser, acting reasonably; and

()

Any approval, consent, ruling, exemption or authorization that may be necessary or appropriate in respect of the transactions hereby contemplated (including, without limitation, all appropriate federal, provincial, municipal, regulatory or governmental or administrative bodies) shall have been received and shall be absolute or on terms reasonably acceptable to the Purchaser and to the Purchaser’s counsel.

()

No action or proceeding shall be pending or threatened to impair or prohibit the completion of the transactions contemplated by this Agreement.

()

No mortgage, charge, lien, encumbrance, security interest or claim and no debts secured thereby shall become due and payable by reason of the completion of the transactions contemplated by this Agreement.

()

The Shareholders shall have performed and complied in all respects with its respective obligations, covenants and agreements herein.

All of the foregoing to be in form and substance reasonably satisfactory to the Purchaser and its counsel.

7.0

Conditions precedent to the performance by the Shareholders of its obligations under this Agreement

7.1

The obligation of the Shareholders to complete the sale of the Purchased Shares shall be subject to the satisfaction of, or compliance with, at or before Closing, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of the Shareholders, the compliance with which may be waived in whole or in part only by the Principal Shareholders acting on behalf of all Shareholders in their discretion and on such terms as the Principal Shareholders may consider appropriate:

()

All representations and warranties and covenants made by the Purchaser in this Agreement shall be true on and as of Closing.

()

All documents relating to the authorization and completion of the payment by the Purchaser hereunder for the Purchased Shares and all actions and procedures taken on or prior to Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Principal Shareholders and to the Principal Shareholders’ counsel and the Shareholders shall have received copies of all such documents and such further evidence as they may reasonably require in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance to these conditions on the part of the Purchaser, in form (as to certification or otherwise) and substance satisfactory to the Principal Shareholders and to the Principal Shareholders’ counsel.

()

The Purchaser shall deliver to the Shareholders:

i.

a resolution of the directors of the Purchaser approving the purchase of the Purchased Shares from the Shareholders on the terms and conditions described herein;

ii.

The Purchaser shall deliver to the Shareholders a treasury order evidencing the issuance of the Diversinet Shares pursuant to sections 2.0(a)(i), 2.0(a)(ii) and 2.0(a)(iii) and issue the Warrants to the Shareholders in accordance with to section 2.0(b).

iii.

Employment Agreements for those employees in the form shown in Schedule 2.1.

iv.

a certificate of the Secretary of the Purchaser as to the incumbency of the officer executing this Agreement on behalf of the Purchaser, with a copy (certified by the appropriate Ontario provincial authority) of the charter documents of the Purchaser, as amended to the Closing, and a copy (certified as of the Closing by the Secretary of the Purchaser) of the Bylaws and the resolutions referred to in clause (i);

v.

a certificate of good standing for the Purchaser in the Province of Ontario as of a reasonably recent date;

vi.

a legal opinion of counsel to the Purchaser, in form satisfactory to the Principal Shareholder’s counsel, acting reasonably;

()

Any approval, consent, ruling, exemption or authorization that may be necessary or appropriate in respect of the transactions hereby contemplated (including, without limitation, all Purchaser Consents, powers of attorney from each Shareholder to one of the Principal Shareholders, and appropriate federal, provincial, municipal, regulatory or governmental or administrative bodies) shall have been received and shall be absolute or on terms reasonably acceptable to the Principal Shareholders and to the Principal Shareholders’ counsel.

()

No action or proceeding shall be pending or threatened to impair or prohibit the completion of the transactions contemplated by this Agreement.

()

No mortgage, charge, lien, encumbrance, security interest or claim and no debts secured thereby shall become due and payable by reason of the completion of the transactions contemplated by this Agreement.

()

The Purchaser shall have performed and complied in all respects with its respective obligations, covenants and agreements herein

All of the foregoing to be in form and substance reasonably satisfactory to the Principal Shareholders and their counsel.

8.0

Indemnification

8.1

The Shareholders (with respect to all of the representations and warranties set out in Section 3.0 herein), the Principal Shareholders (with respect to all of the representations made by the Principal Shareholders set out in Section 3.0 and Section 4.0) and the Corporation (in respect of the representations and warranties set out in paragraph 4.0 herein) (the “Section 4.0 Representations”) hereby agree to indemnify and save harmless the Purchaser, its directors, officers, employees, agents, representatives, assigns and the Purchaser’s Affiliates, and their respective directors, officers and employees (each a “Purchaser Indemnified Party”) from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by the Purchaser (“Damages”) arising out of any incorrect representations or any misrepresentation or breach of warranty made by such indemnifying party and/or, as to the Principal Shareholders, the Corporation, as applicable, or, as to the Principal Shareholders only, from any breach of any covenant or failure to fulfil any obligation of the Principal Shareholders and/or the Corporation, as applicable, under this Agreement or any certificate or document delivered pursuant hereto or arising out of any action or proceedings in respect hereto.  The liability of the Shareholders and the Principal Shareholders under this paragraph shall survive Closing and shall remain in full force and effect for the following time periods (the “Section 8.1 Claim Period”):

(a)

for a period of one (1) year in respect to representations, warranties and covenants set out in this Agreement, except as noted in paragraphs 8.1(b) and (c) below;

(b)

for an unlimited period in relation to representations and warranties set out in Section 3.0 relating to the ownership of the Purchased Shares by the indemnifying Shareholder; and

(c)

for a period of five (5) years for those representations and warranties set out in Section 4.0 relating to income tax matters save and except in the event of a Fraud Finding in which case the representations and warranties in respect to income tax matters shall survive for an unlimited period.

8.1.1

(a)

If the Purchaser wishes to make a claim for indemnification against any of the Shareholder(s) and/or the Corporation pursuant to this Section 8.1 herein (“Claim”) in respect of a breach of a representation and warranty comprising part of the Section 4.0 Representations, the Purchaser shall deliver to such Shareholder(s) and the Principal Shareholders prior to the expiration of the Section 8.1 Claim Period, a written notice of the Claim which written notice shall contain:

i.

a description of the nature of the Claim;

ii.

the provision or provisions of this Agreement under which Claim is based;

iii.

the estimated amount of the Claim; and

iv.

all relevant facts within its knowledge in sufficient detail to communicate the basis for the Claim.

(b)

Within thirty (30) days of the Shareholder(s) and the Principal Shareholder receiving notice of a Claim from the Purchaser, such Shareholder(s) and/or the Principal Shareholder may deliver to the Purchaser a written notice (the “Shareholder’s Notice”) that:

(i)

the Shareholder(s) and/or the Principal Shareholders accept liability for the Claim under this Agreement and the estimated amount of the Claim; or

(ii)

the Shareholder(s) and/or the Principal Shareholders objects to the liability for the Claim or the estimated amount of the Claim, in which case, the Shareholder(s) and/or the Principal Shareholder shall set forth his (their) objection and the reasons thereof; and

(iii)

if the Claim results from a claim asserted by a third party, whether or not he or it wishes to assume the control of the defence, compromise or settlement of such Claim.

(c)

If the Claim results from a claim asserted by a third party, then the Purchaser shall promptly provide the Shareholder(s) and/or the Principal Shareholder of such Claim and provide the Shareholder(s) and/or the Principal Shareholder with the opportunity to assume control of the defence, compromise or settlement of such Claim, subject to the reasonable inquiry and monitoring by the Purchaser, at its own cost and expense, in respect thereof.  If the Shareholder(s) does (do) not notify the Purchaser in writing within thirty (30) days of receipt of a proper Claim that the Shareholder(s) and/or the Principal Shareholders elect(s) to assume control of the defence, compromise or settlement of such Claim, then the Purchaser shall have the right to take whatever action it deems appropriate in respect of the defence, compromise or settlement of such Claim.  If the Shareholder(s) and/or the Principal Shareholder assume(s) control of the defence, compromise or settlement of Claim, then such assuming Shareholder(s) and/or Principal Shareholder shall indemnify and save harmless the Purchaser from and against all loss and costs relating to such Claim, except as provided herein.

(d)

If the Shareholder(s) and/or the Principal Shareholder have objected to the liability, or the amount of the liability, for the Claim in the Shareholder’s Notice, then for a period of thirty (30) days after the receipt of such notice, the Purchaser and the Principal Shareholders shall, in good faith, negotiate with each other in an effort to mutually agree whether the Shareholder(s) and/or the Principal Shareholders is (are) liable for the Claim under this Agreement and the amount of such liability.  If:

(A)

the Purchaser and the Principal Shareholders fail to agree within the thirty (30) day period as to whether the Shareholder(s) is (are) liable for the Claim under this Agreement and the amount of such liability; or

(B)

if the Shareholder(s) and the Principal Shareholders both fail to deliver a Shareholder’s Notice to the Purchaser pursuant to paragraph 8.1.1(b),

such questions shall at the option of either party and upon notice be submitted to and finally and conclusively resolved, settled and determined by arbitration in accordance with the provisions of paragraph 9.6 of this Agreement, provided that in no event shall any such arbitration proceeding be concerned with, or considered or attempt to determine the substantive merits of any third party claim pending before any judicial or administrative tribunal.

8.1.2

Limitation.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any otherwise available right or remedy of Purchaser, at law or in equity, Purchaser, the Shareholders, and the Principal Shareholders agree on the following limitations:

(a)

Purchaser agrees, for itself and each other Purchaser Indemnified Party (all of whom shall, for the purposes of this Section 8.1.2 be collectively referred to as Purchaser) that the sole and exclusive remedy for any breach of this Agreement by any Shareholder (including any Principal Shareholder), for any Damages arising herefrom or related hereto, including without limitation, any misrepresentation, breach of covenant or warranty, or for any other loss, cost damage or expense relating to, arising out of or otherwise connected with this Agreement or the transactions contemplated hereby, shall be the right of indemnification as and to the extent set forth in this Section 8.1, and in all events subject to all of the limitations herein, Purchaser waiving all and each other available remedy,  at law or in equity, except that it reserves such rights and remedies as may be available to it in the event of a breach based on the conduct of any Shareholder (including any Principal Shareholder) which is determined by a judgment of a court of competent jurisdiction in accordance with Section 9.6 to have constituted fraud by Shareholder committed with an intent to deceive Purchaser (“Fraud Finding”).

(b)

Purchaser agrees that with respect to any Damages for which it is entitled to indemnification hereunder after Closing, it shall first seek indemnity or reimbursement, as applicable, under any policy or policies of insurance of the Corporation which provides coverage against the loss that is the subject matter of such Damages, if any (including the policy (policies) required to be maintained by  Purchaser under Section 5.16), before being entitled to any recovery from Shareholder(s), with Shareholder(s)’ indemnity obligations, subject to the remaining provisions of this Section 8.1.2, being limited to that portion of the Damages which is not covered by such insurance (i.e. any deductibles or excess exposure).  Notwithstanding the foregoing, the Shareholders shall have no liability under this Section 8.1 unless and until the aggregate amount of Damages by Purchaser exceeds US $ 75,000.00 (“Deductible”).

(c)

From and after Closing, Purchaser agrees that (i) the aggregate liability of all Shareholder(s) in the aggregate to Purchaser for any Damages sustained by Purchaser arising out of or connected with this Agreement or any breaches of any representation or warranty of the indemnifying Shareholder(s) contained herein or otherwise relating to the transactions contemplated hereby shall be limited to Damages  up to the sum of Two Million Seven Hundred Thousand US Dollars (US $2,700,000.00) in the aggregate (the “Aggregate Claim Limit”), provided, however, that (X) the liability of any one Shareholder, including any of the Principal Shareholders, shall never exceed the product (the “Claim Limit”) of: (i) the Aggregate Claim Limit, multiplied by (ii) a fraction the numerator of which is the number of Diversinet Shares issued to such Shareholder, and the denominator of which is 1,350,000; (Y) no Shareholder (including any Principal Shareholder) other than the Shareholder(s) whose Purchased Shares is/are the basis of a Claim for breach of the representation set forth in Section 3.0 shall have any indemnification obligation arising from such Claim; and (Z) no Shareholder other than Principal Shareholders shall have any indemnification obligation for any Claim alleging a breach of any Section 4.0 Representations.  Notwithstanding any other provision contained in this Agreement or any other agreement executed at the Closing, Purchaser’s right of recovery for any indemnification under this Section 8.1 to which Purchaser shall be entitled is and shall be limited to the  enforcement of such claim for Damages by recovering such excess Damages from the indemnifying Shareholder(s), subject in all events to the Aggregate Claim Limit and the Claim Limit; provided, however, that the Aggregate Claim Limit and the Claim Limit shall not apply as a liability limit in the event of a Fraud Finding with respect to Damages resulting thereby.  It is agreed by Purchaser and each Shareholder that the indemnifying Shareholder may satisfy in whole or in part any indemnification claim under this Section 8.1 by delivery of Diversinet Shares to Purchaser, which Diversinet Shares will be deemed for a period of not less than twelve months after the Closing, to have a value for purposes of this provision of US $2.00 per Diversinet Share, in satisfaction or partial satisfaction of his or her indemnification obligation.  Notwithstanding any other provision contained in this Agreement, Charles Walton and Mark B. Siroonian shall be permitted to sell any of the Diversinet Shares issued to them in a private sale for the purposes of using the proceeds therefrom to satisfy an indemnification claim under this Section 8.1.

(d)

In no instance will any Shareholder ever be liable to Purchaser for (i) consequential, special, or indirect damages arising out of, related to, or in any way connected to this Agreement or the transactions contemplated hereby, (ii) Damages of any nature in excess of the Claim Limit, except in the event of a Fraud Finding for Damages resulting therefrom, (iii) any Damages relating to any matter or claim not properly asserted within the Section 8.1 Claim Period, or (iv) for any amounts sought by any remedy or recovery other than permitted by this Section 8.1, except in the event a Fraud Finding.

8.2

The Purchaser hereby agrees to indemnify and save harmless each Shareholder, his respective heirs, legal representatives from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by the Shareholder arising out of any incorrect representations or any misrepresentation or breach of warranty or covenant or failure to fulfil any obligation of the Purchaser under this Agreement or any certificate or document delivered pursuant hereto or arising out of any action or proceedings in respect hereto.  Without limitation to the foregoing, the Purchaser agrees to indemnify each Principal Shareholder, his respective heirs and legal representatives from and against all loss, liability, cost and expense (including legal fees and expenses) suffered or incurred by any such indemnified party arising out of the Principal Shareholder Personal Guarantees from claims made after the Closing, excluding however, any claims made by South Shore Savings Bank, its successors and assigns.  The liability of the Purchaser under this paragraph shall survive Closing and shall remain in full force and effect for the following time periods (the “Section 8.2 Claim Period”):

(a)

for a period of six months in respect to representations, warranties and covenants set out in this Agreement, except as noted in paragraphs 8.2(b) and (c) below;

(b)

for a period of  two years after the Closing, in relation of the covenants of the Purchaser set forth in Sections 2.0(a)(i), 2.2, and 2.5 and the representations of the Purchase set out in Sections 5.5, 5.10 and 5.12; and

(c)

except where there is Fraud Finding, in which case the representations and warranties in respect to the matter where fraud is established shall survive for an unlimited period.

i.1

All representations, warranties and covenants contained in this Agreement or any certificate or document delivered hereunder shall survive Closing and shall continue in full force and effect for the periods provided for in paragraphs 8.1 and 8.2 herein.

9.0

Miscellaneous

9.1

Each of the parties shall from time to time, both before and after Closing, take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may, in the reasonable opinion of counsel for the other, be necessary or advisable to give effect to this Agreement.

9.2

Any notice or other communication required or permitted under this Agreement shall be in writing and may be given by personal delivery or facsimile (receipt confirmed) to the party for whom it is intended or by prepaid mail, addressed as follows:

In the case of the Purchaser to:

Chief Financial Officer

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario

M2J 5C2

In the case of the Shareholder(s), the Principal Shareholders, or the Corporation to:

Mr. Charles S. Walton, Jr.,

Chairman

Caradas, Inc.

639 Granite Street, Suite 300

Braintree, MA  02184

With a copy to:

Jeffrey P. Hart, Esq.

Tarlow, Breed, Hart, Murphy & Rodgers, P.C.

21 Custom House Street

Boston, MA  02110

Any such notice or other communication given by prepaid mail shall be deemed to have been given on the tenth (10th) business day after the same was deposited in a post office box for onward transmission.  Any such notice of other communication given by personal delivery or by facsimile shall be given on the date of delivery or date of sending by facsimile (receipt confirmed), provided that if a notice is sent by facsimile (receipt confirmed), outside of the recipient’s normal business hours, the facsimile shall be deemed received the following business day.  Each party may at any time change his or its address for the purposes hereof by giving notice of such change to the others in accordance with the foregoing provisions.

In the event of a mail strike or other interruption of postal deliveries, all notices or other communication shall be given by personal delivery or by facsimile (receipt confirmed).

9.3

Time shall be of the essence of this Agreement.

9.4

Each of the parties hereto may extend the time for performance and waive non-performance by any of the other parties hereto of their respective obligations and agreements under this Agreement, but no act and/or failure to act by way of the parties shall be deemed to be an extension or waiver of timely and strict performance by the other parties to this Agreement of such obligations and agreements, except to the extent notice is given to such of the other parties.

9.5

Any provision herein which in any way contravenes the laws of any jurisdiction or which is void shall be deemed not to be a part of this Agreement and shall be severable therefrom, and the remainder of the Agreement shall remain in full force and effect.  The laws of the Province of Ontario, Canada shall apply to the provisions of this Agreement, without reference to choice of law principles.

9.6

Any dispute related to or arising under this Agreement, including its’ formation, performance or breach, shall be resolved by final and binding arbitration, not subject to appeal, conducted before a single arbitrator in proceedings administrated by, (A) if the claim is initiated by the Purchaser, the American Arbitration Association (“AAA”) and conducted at Boston, Massachusetts (unless otherwise mutually agreed-upon in writing by the Purchaser and the Principal Shareholders) and in accordance with the AAA Rules or their equivalent; or (B) if the claim is initiated by any of the Shareholders, ADR Chambers at Toronto, Ontario (unless otherwise mutually agreed-upon in writing by the Purchaser and the Principal Shareholders) and in accordance with the ADR Chambers Arbitration Rules or their equivalent.  In any such proceeding, the arbitrator may award the costs of the arbitration and attorney’s fees and costs to the prevailing party and such amounts may be included in the award.  The Federal and State courts located in the Commonwealth of Massachusetts and the courts located in Ontario, Canada, are hereby given non-exclusive jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts.  Notwithstanding any other provision in this Agreement, such courts located in the Commonwealth of Massachusetts are hereby given exclusive jurisdiction for any claim by Purchaser seeking a Fraud Finding in accordance with Sections 8.1(c) or 8.1.2(a) and the courts located in Ontario, Canada are given exclusive jurisdiction of any claim by Shareholders seeking a Fraud Finding in accordance with Section 8.2(c).  Notwithstanding the foregoing, in the event that a violation of this Agreement or any other agreement executed at the Closing would cause irreparable injury, the Principal Shareholders and the Purchaser agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

9.7

All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expenses.

9.8

This Agreement may not be assigned to any other party save as is agreed to by the party against whom such assignment is sought to be enforced.  Subject thereto, this Agreement shall extend to bind and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.9

Closing shall take place on September 1, 2003 at 1:00 p.m. at the offices of the Corporation’s and the Principal Shareholders’ counsel, Tarlow, Breed, Hart, Murphy & Rodgers, P.C. in Boston, Massachusetts, or at such other time, date and place as the parties may agree upon, and Closing shall become effective as at the close of business on September 1, 2003 (for the purposes of this Agreement herein defined as “Closing”).

9.10

The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

9.11

Should there be a press release announcing the consummation of the transactions described herein, such press release to be in a form mutually agreed-upon by the Purchaser and the Principal Shareholders.

9.12

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement, understanding, representations, warranties or undertakings with respect to the subject matter hereof, whether written or oral.  This Agreement shall not be amended except by an instrument in writing executed by the parties hereto.

IN WITNESS WHEREOF the Vendors have executed this Agreement and the corporate parties hereto have set their hands and affixed their corporate seals under the hands of their proper officers as of the date first above written.

SIGNED SEALED AND DELIVERED

DIVERSINET CORP.

Per:

Nagy Moustafa, President & CEO

CARADAS, INC.

Per:

Scott Lowry, President & CEO

Linh Huynh by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Charles S. Walton, Jr.	Scott Lowry, Attorney-in-Fact
Richard Kastner by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry	Scott Lowry, Attorney-in-Fact
James Klumpp by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Mark B. Siroonian	Scott Lowry, Attorney-in-Fact
Vivek Agarwal by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	ChackAn Lai by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Geoff Beier by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Anne Lyden by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Robert Champey by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Raman Narayanswamy by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Todd Facemire by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	David Simonetti by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
William Hohle by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Ken Terrett by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Jeff Spinney by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Tim Tiernan by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Mickey Tevelow by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	Chris Faigle by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:
Scott Lowry, Attorney-in-Fact	Scott Lowry, Attorney-in-Fact
Scott Shorter by and through Scott Lowry under Power of Attorney dated as of August 13, 2003:	William Randle by and through Mark B. Siroonian under Power of Attorney dated as of August 14, 2003:
Scott Lowry, Attorney-in-Fact	Mark B. Siroonian, Attorney-in-Fact
Joe Bentzel by and through Mark B. Siroonian under Power of Attorney dated as of August 14, 2003:	Steve Siroonian by and through Charles Walton under Power of Attorney dated as of August 14, 2003:
Mark B. Siroonian, Attorney-in-Fact	Charles Walton, Attorney-in-Fact

Schedules

2.0 (a) (i)

Shareholder list for 200,000 shares

2.0 (a) (ii)

Shareholder list for 1,150,000 shares

2.0 (b)

Warrant list for 200,000 warrants

2.0 (b) (i)

Warrants

2.1

Employment Agreements

4.0(b)(1)

Annual Statements, Interim Statements

4.0(b)(2)

June 30, 2003 Accounts Receivable

4.0(c)

Insurance Policies

4.0(d)

Liens

4.0(g)

Intellectual Property

4.0(h)(D)

Third-Party Rights in Owned Software

4.0(j)

Leased Property

4.0(k)

Commissions Payable

4.0(l)

Employee List

4.0(n)

Status of Pending Claims

4.0(q)

Contracts

4.0(w)

Workingcapital calculation/ Closing balance sheet